As filed with the Securities and Exchange Commission on March 17, 2017.

Registration No. 333-213776

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1255406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One North Shore Center 12 Federal Street Pittsburgh, Pennsylvania 15212 (800) 555-5455
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vincent J. Delie, Jr. President and Chief Executive Officer F.N.B. Corporation One North Shore Center 12 Federal Street Pittsburgh, Pennsylvania 15212 (800) 555-5455
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Gary R. Walker, Esquire Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222 (412) 288-3131

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.01 par value	207,645 shares	N/A	N/A	N/A

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the equity compensation plans listed below, all of which provide for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	This Post-Effective Amendment No. 1 covers securities that were originally registered on F.N.B. Corporation’s Registration Statement on Form S-4 (Registration No. 333-213776), as amended by Pre-Effective Amendment No. 1. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the initial filing of F.N.B. Corporation’s Registration Statement on Form S-4 (Registration No. 333-213776) with the Securities and Exchange Commission on September 23, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

F.N.B. Corporation, a Pennsylvania corporation, hereby amends its Registration Statement on Form S-4 (Registration No. 333-213776), as amended by Pre-Effective Amendment No. 1 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3. The Form S-4, as amended by this Post-Effective Amendment No. 1 on Form S-3, is referred to as the “Registration Statement.”

The Form S-4 related to 112,200,000 shares of F.N.B. common stock to be issued by F.N.B. in connection with its acquisition of Yadkin Financial Corporation, a North Carolina corporation. The acquisition was completed on March 11, 2017. In the acquisition, Yadkin was merged with and into F.N.B., with F.N.B. being the surviving corporation. At the time of the merger, each share of Yadkin common stock outstanding immediately prior to the merger was cancelled.

The merger consideration payable by F.N.B. for the shares of Yadkin common stock cancelled in the merger (excepting certain shares held by F.N.B., Yadkin and their subsidiaries, which were cancelled without receipt of any merger consideration) was 2.16 shares of F.N.B. common stock, par value $0.01 per share, for each share of common stock of Yadkin, and cash in lieu of any fractional shares of F.N.B. common stock that was otherwise payable. The shares that were registered on the Form S-4 represented the maximum number of shares of F.N.B. common stock that could be issuable as merger consideration at the time of the merger, taking into account all outstanding awards under various equity-based compensation plans of Yadkin.

Upon completion of the merger, F.N.B. assumed the equity-based compensation plans of Yadkin, and all of the Yadkin stock options outstanding at the effective time of the merger became stock options with respect to shares of F.N.B. common stock, based on formulae described in the Form S-4.

This Registration Statement relates to 207,645 shares of F.N.B.’s common stock in the aggregate that are reserved for issuance upon the exercise or settlement of stock options granted under such plans, and contains six prospectuses, as identified below:

•	Prospectus relating to 161,462 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the Premier Commercial Bank Director Stock Option Plan;

•	Prospectus relating to 32,340 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the Premier Commercial Bank Employee Stock Option Plan;

•	Prospectus relating to 7,048 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the American Community Bank 2001 Incentive Stock Option Plan; and

•	Prospectus relating to 5,397 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the Yadkin Valley Financial Corporation 1999 Stock Option Plan;

•	Prospectus relating to 1,010 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan; and

•	Prospectus relating to 388 shares of F.N.B. common stock issuable pursuant to outstanding stock options under the Patriot State Bank 2007 Incentive Stock Option Plan.

PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Premier Commercial Bank

Director Stock Option Plan

161,462 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 161,462 shares of its common stock to certain former directors of Premier Commercial Bank, who are participants in the Premier Commercial Bank Director Stock Option Plan. F.N.B. assumed that plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                 , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the Premier Commercial Bank Director Stock Option Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information”. Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

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Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or

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capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect.    We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 161,462 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Premier Commercial Bank Director Stock Option Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the Premier Commercial Bank Director Stock Option Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based

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interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the Premier Commercial Bank Director Stock Option Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under the plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders.    Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Premier Commercial Bank Director Stock Option Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors

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who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 161,462 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are nonstatutory, or “non-qualified”, stock options (“NQSOs”). Awards are evidenced by award agreements that specify the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date.

Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

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Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became service providers of F.N.B. at the time of the merger, all vested stock options held by participants may be exercised for their remaining term, following termination of the participant’s service with F.N.B. For those participants who terminated their service with Yadkin Financial Corporation prior to the time of the merger, all vested stock options held by such participants may be exercised for their remaining term, following termination of the participant’s service with Yadkin Financial Corporation.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, the exercise price of the stock options, and may also make adjustments in the terms and conditions of the stock options.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each participant in the plan or that are based upon a participant’s individual circumstances. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each participant in the plan the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each participant in the plan should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

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Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Yadkin would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Payment with Shares

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

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Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of $11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

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As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal

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banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the Premier Commercial Bank Director Stock Option Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

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•	F.N.B.’s Current Reports on Form 8-K and Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings) and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the Premier Commercial Bank Director Stock Option Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

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Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

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PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Premier Commercial Bank

Employee Stock Option Plan

32,340 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 32,340 shares of its common stock to certain former employees of Premier Commercial Bank, who are participants in the Premier Commercial Bank Employee Stock Option Plan. F.N.B. assumed that plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                 , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the Premier Commercial Bank Employee Stock Option Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information”. Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

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Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions,

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examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 32,340 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Premier Commercial Bank Employee Stock Option Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the Premier Commercial Bank Employee Stock Option Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

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Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the Premier Commercial Bank Employee Stock Option Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under that plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders. Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Premier Commercial Bank Employee Stock Option Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

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Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 32,340 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are stock options, including incentive stock options (“ISOs”) and nonstatutory, or “non-qualified”, stock options (“NQSOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted the grant of either ISOs or NQSOs. The difference between an ISO and a NQSO is mainly based on how they are taxed. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs and NQSOs.

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Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option, whether it is an ISO or a NQSO, is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date. However, the maximum term length was limited to five years for an ISO grant to a participant who owned more than 10% of the total combined voting power of all classes of stock at the time of grant.

Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became employees of F.N.B. at the time of the merger, termination of the participant’s employment with F.N.B. will have the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Any termination (other than due to death or disability)	If a participant’s employment is terminated (other than due to death or disability) all stock options held by the participant may be exercised for three months following termination. However, if the remaining term of the stock option is shorter than three months at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Death	All stock options are exercisable for the remaining term of the stock option following termination of employment due to death, provided that in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination.

Total & Permanent Disability	All stock options are exercisable for the remaining term of the stock option following termination of employment due to disability, limited to 12 months in the case of an ISO. However, if the remaining term of the incentive stock option is shorter than 12 months at the time of termination of service, the stock option only will remain exercisable for that shorter period.

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For those participants who did not become employees of F.N.B. at the time of the merger, the above table also applied in the case of their termination of employment with Yadkin Financial Corporation.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require a participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

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U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Yadkin would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Yadkin would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or during the option term in the case of a deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

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Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Options which do not qualify for treatment as ISOs will be treated as non-qualified stock options.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences – Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

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Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of $11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

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Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

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The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the Premier Commercial Bank Employee Stock Option Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	F.N.B.’s Current Reports on Form 8-K and Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings), and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

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Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the Premier Commercial Bank Employee Stock Option Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

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PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

American Community Bank 2001 Incentive Stock Option Plan

7,048 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 7,048 shares of its common stock to certain former employees of American Community Bank, who are participants in the American Community Bank 2001 Incentive Stock Option Plan. F.N.B. assumed this plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relates to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS ” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is part of a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                 , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the American Community Bank 2001 Incentive Stock Option Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relates to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information”. Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

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Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or

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capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect.    We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 7,048 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the American Community Bank 2001 Incentive Stock Option Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the American Community Bank 2001 Incentive Stock Option Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other

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awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the American Community Bank 2001 Incentive Stock Option Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under that plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders. Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the American Community Bank 2001 Incentive Stock Option Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly

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qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 7,048 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are incentive stock options (“ISOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted the grant of ISOs. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date. However, the maximum term length is limited to five years for an ISO grant to a participant who owned more than 10% of the total combined voting power of all classes of stock at the time of grant.

Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

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Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became employees of F.N.B. at the time of the merger, termination of the participant’s employment with F.N.B. will have the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Retirement or termination following a change in control	If a participant’s employment is terminated due to retirement or following a change in control, each as defined in the plan, all stock options held by the participant may be exercised for three months following termination of employment. However, if the remaining term of the stock option is shorter than three months at the time of termination of employment, the stock option only will remain exercisable for that shorter period.

Death	All stock options are exercisable for one year following termination of employment due to death (or death during a post-termination period when the options are exercisable), provided that in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination. However, if the remaining term of the stock option is shorter than a year at the time of death, the stock option only will remain exercisable for that shorter period.

Disability	All stock options are exercisable for up to one year following termination of employment due to disability, provided that no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to disability. However, if the remaining term of the stock option is shorter than a year at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Other	In the event of any other termination of employment, including a termination of employment for cause, all stock options outstanding at the time of termination of employment will immediately terminate.

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For those participants who did not become employees of F.N.B. at the time of the merger, the above table also applied in the case of their termination of employment with Yadkin Financial Corporation.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require a participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

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The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Yadkin would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or during the option term in the case of a deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if

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payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences – Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of $11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

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In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

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Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial

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statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the American Community Bank 2001 Incentive Stock Option Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	F.N.B.’s Current Reports on Form 8-K and Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings), and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the American Community State Bank 1999 Incentive Stock Option Plan and 2001 Incentive Stock Option Plan and the Cardinal State Bank 2000 Incentive Stock Option Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

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PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Yadkin Valley Financial Corporation

1999 Stock Option Plan

5,397 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 5,397 shares of its common stock to certain former directors and employees of Yadkin Financial Corporation who are participants in the Yadkin Valley Financial Corporation 1999 Stock Option Plan. F.N.B. assumed that plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                 , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the Yadkin Valley Financial Corporation 1999 Stock Option Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information.” Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies.

Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect.    We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 5,397 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Yadkin Valley Financial Corporation 1999 Stock Option Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the Yadkin Valley Financial Corporation 1999 Stock Option Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the Yadkin Valley Financial Corporation 1999 Stock Option Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under that plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders. Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Yadkin Valley Financial Corporation 1999 Stock Option Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The

Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 5,397 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are stock options, including incentive stock options (“ISOs”) and nonstatutory, or “non-qualified”, stock options (“NQSOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted the grant of either ISOs or NQSOs. The difference between an ISO and a NQSO is mainly based on how they are taxed. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs and NQSOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option, whether it is an ISO or a NQSO, is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date. However, the maximum term length was limited to five years for an ISO grant to a participant who owned more than 10% of the total combined voting power of all classes of stock at the time of grant.

Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became employees or other service providers of F.N.B. at the time of the merger, termination of the participant’s employment or service with F.N.B. will have the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Any termination (other than due to retirement, disability, as each are defined in the plan, or death)	If a participant’s employment or service is terminated (other than due to retirement, disability, as each defined in the plan, or death) all stock options held by the participant upon termination shall immediately terminate.

Death or Disability	All stock options are exercisable for 12 months following termination of employment or service due to death or disability, as defined in the plan. However, if the remaining term of the stock option is shorter than 12 months at the time of termination of service, the stock option only will remain exercisable for that shorter period. For employees, in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination.

Retirement	All stock options are exercisable for post-termination exercise period provided in the participant’s award agreement in the event of a termination of employment or service by reason of retirement, as defined in the plan. However, if the remaining term of the stock option is shorter than the period specified in the option agreement, the stock option only will remain exercisable for that shorter period. For employees, in order to receive ISO tax treatment for stock options, the exercise must have occurred within three months of termination.

For those participants who did not become employees or service providers of F.N.B. at the time of the merger, the above table also applied in the case of their termination of employment or service with Yadkin Financial Corporation.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment or service of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require an employee-participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards held by employees under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Yadkin would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Yadkin would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or during the option term in the case of a deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Options which do not qualify for treatment as ISOs will be treated as non-qualified stock options.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences – Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of $11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the Yadkin Valley Financial Corporation 1999 Stock Option Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	F.N.B.’s Current Reports on Form 8-K or Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings), and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the Yadkin Valley Financial Corporation 1999 Stock Option Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

VSB 2006 Omnibus Stock Ownership and

Long Term Incentive Plan

1,010 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 1,010 shares of its common stock to certain former directors and employees of VantageSouth Bancshares, Inc., previously known as Crescent Financial Bancshares, Inc., who are participants in the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan. F.N.B. assumed that plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is part of a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                     , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information.” Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

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Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or

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capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect.    We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 1,010 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other

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awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under that plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders. Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly

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qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 1,010 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are stock options, including incentive stock options (“ISOs”) and nonstatutory, or “non-qualified”, stock options (“NQSOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted the grant of either ISOs or NQSOs. The difference between an ISO and a NQSO is mainly based on how they are taxed. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs and NQSOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option, whether it is an ISO or a NQSO, is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date. However, the maximum term length was limited to five years for an ISO grant to a participant who owned more than 10% of the total combined voting power of all classes of stock at the time of grant.

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Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became employees or service providers of F.N.B. at the time of the merger, termination of the participant’s employment or service with F.N.B. will have the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award
Any voluntary termination (other than due to retirement, disability, as each are defined in the plan, or death) or termination for Just Cause	If a participant’s employment or service is voluntarily terminated (other than due to retirement, disability, as each defined in the plan, or death) or terminated for Just Cause, as defined in the plan, all stock options held by the participant upon termination shall immediately terminate.

Death or Disability	All stock options are exercisable for 12 months following termination of employment or service due to death (including death within three months following retirement) or disability, as defined in the plan. However, if the remaining term of the stock option is shorter than 12 months at the time of death or disability, the stock option only will remain exercisable for that shorter period. For employees, in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination.

Retirement	All stock options are exercisable for three months in the event of a termination of employment or service by reason of retirement, as defined in the plan. However, if the remaining term of the stock option is shorter than three months at the time of termination of service, the stock option only will remain exercisable for that shorter period.

For those participants who did not become employees or service providers of F.N.B. at the time of the merger, the above table also applied in the case of their termination of employment or service with Yadkin Financial Corporation.

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Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment or service of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require an employee-participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards held by employees under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

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The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Non-qualified Stock Options

A participant does not recognize income at the time of grant of a non-qualified stock option, and Yadkin would not have been entitled to a deduction at that time. When the non-qualified stock option is exercised, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, if any. The participant’s tax basis in these shares will equal the exercise price paid plus the amount recognized by the participant as ordinary income. F.N.B. will generally be entitled to a federal income tax deduction, in F.N.B.’s tax year in which the non-qualified stock option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds the shares acquired pursuant to the exercise of a non-qualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of these shares will be a long-term capital gain or loss. The participant’s holding period for the shares acquired upon the exercise of a non-qualified stock option will begin on the day following exercise.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Yadkin would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or during the option term in the case of a deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Options which do not qualify for treatment as ISOs will be treated as non-qualified stock options.

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Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences – Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of

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$11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as

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First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

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Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	F.N.B.’s Current Reports on Form 8-K and Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings), and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

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All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

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PROSPECTUS

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Patriot State Bank

2007 Incentive Stock Option Plan

388 Shares of

Common Stock, Par Value $0.01 Per Share

F.N.B. Corporation is offering 388 shares of its common stock to certain former employees of Patriot State Bank, who are participants in the Patriot State Bank 2007 Incentive Stock Option Plan. F.N.B. assumed that plan when it acquired Yadkin Financial Corporation through a merger on March 11, 2017. As a result, the awards that were granted under the plan now relate to shares of F.N.B. common stock; and shares of F.N.B. common stock will be issued to the award holders upon exercise or settlement of their awards, instead of shares of Yadkin Financial Corporation common stock. F.N.B. will receive the exercise price of the options (as adjusted to give effect to the merger) if and when they are exercised.

F.N.B. common stock is listed on the New York Stock Exchange under the symbol “FNB”.

Investing in our common stock involves risks. See “RISK FACTORS” on page 3, and similar headings in other documents that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This document is a prospectus covering shares of the common stock of

F.N.B. Corporation that have been registered under the Securities Act of 1933.

Keep this prospectus for future reference

You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

The date of this prospectus is                     , 2017.

Introduction

This prospectus contains an overview of plan participants’ rights under the Patriot State Bank 2007 Incentive Stock Option Plan, which was assumed by F.N.B. Corporation upon completion of the merger of Yadkin Financial Corporation with and into F.N.B. As a result of that merger, the awards granted under that plan relate to shares of F.N.B. common stock instead of shares of Yadkin Financial Corporation common stock.

The description of the plan in this prospectus is merely a summary of key terms and conditions of the plan. This prospectus does not contain all of the terms and conditions of the official plan documents for the plan, and is expressly qualified by reference to the plan documents for the plan and the terms and conditions of a specific grant or award. In the event of any inconsistency between this prospectus, any plan documents or the terms and conditions of a grant or award, the plan documents and the terms and conditions of the grant or award will govern. See “Where You Can Find Additional Information” for instructions on how to obtain copies of the plan documents.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company operating in eight states and seven major metropolitan areas including Pittsburgh, Baltimore, Maryland, Cleveland, Ohio and Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. F.N.B. has total assets of approximately $30 billion and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. F.N.B. provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. F.N.B.’s wealth management services include asset management, private banking and insurance. F.N.B. also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index.

For additional information about F.N.B., see “Where You Can Find More Information”.    Customers, shareholders and investors can also learn more about this regional financial institution by visiting the F.N.B. Corporation web site at www.fnbcorporation.com.

The address and telephone number of the principal executive offices of F.N.B. is One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, (800) 555-5455.

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Risk Factors

Investing in F.N.B. Corporation common stock involves a number of different risks. We urge you to read and consider the risk factors and other disclosures relating to an investment in our securities described in any prospectus supplement or free writing prospectus that we may use in the future for this offering, and in our Annual Report on Form 10-K for the year ended December 31, 2016, and the other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference in this prospectus. Before deciding whether to purchase any of our common stock, you should carefully consider those risks as well as the other information contained in this prospectus, any prospectus supplement, the documents incorporated by reference in the prospectus, and any free writing prospectuses that we have authorized for use. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you could lose all or part of your investment.

Special Note Regarding Forward-Looking Statements

This document contains forward-looking statements which may contain F.N.B.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements, which do not describe historical or current facts, typically are identified by words such as, “believe”, “plan”, “expect”, “anticipate”, “intend”, “outlook”, “estimate”, “forecast”, “will”, “should”, “project”, “goal”, and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties.

In addition to factors previously disclosed in F.N.B.’s reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in successfully integrating the F.N.B. and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the completion of the merger between F.N.B. and Yadkin; changes in asset quality and credit risk; uncertainty regarding the policies and strategies of the Presidential Administration, which may result in unanticipated changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of F.N.B. products and services; potential difficulties encountered by F.N.B. in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of F.N.B.’s business strategies, including market acceptance of any new products or services; and implementation of F.N.B.’s banking culture, philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or

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capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB); the possibility that the anticipated benefits of the merger between F.N.B. and Yadkin are not realized when expected or at all; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; and other factors that may affect future results of F.N.B.

Because forward-looking statements involve significant risks and uncertainties, and F.N.B.’s actual results may differ materially from those expressed in or forecasted in the forward-looking statements, caution should be exercised against placing undue reliance on such statements. You should carefully read this prospectus and any applicable supplement to this prospectus, together with the information incorporated in this prospectus by reference, as described under the section “Information Incorporated by Reference in This Prospectus”, with the understanding that F.N.B.’s actual future results may be materially different from what we expect.    We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition.

All forward-looking statements made by us in this prospectus, any supplement to this prospectus and the documents incorporated by reference in this prospectus are based on information available at that time and speak only as of the date they are made. F.N.B. assumes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Plan of Distribution

This prospectus covers 388 shares of F.N.B. common stock that are reserved for issuance pursuant to outstanding option awards under the Patriot State Bank 2007 Incentive Stock Option Plan, which were assumed by F.N.B. in connection with its acquisition of Yadkin. F.N.B. is offering shares of its common stock directly to the holders of those awards in accordance with the terms of the award agreements for those awards. F.N.B. is not using an underwriter in connection with this offering.

Use of Proceeds

Upon exercise of the stock options awarded under the Patriot State Bank 2007 Incentive Stock Option Plan, F.N.B. will receive the adjusted exercise price of those options, as described below. F.N.B. intends to use the proceeds from the option exercises for working capital and general corporate purposes.

Background Information About the Merger

On July 20, 2016, F.N.B. Corporation and Yadkin Financial Corporation entered into an Agreement and Plan of Merger. The merger agreement provided for F.N.B. to acquire Yadkin by merger: Yadkin would merge with and into F.N.B., with F.N.B. being the surviving corporation. The merger agreement also addressed the treatment of the outstanding equity-based

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interests in Yadkin, such as the shares of Yadkin common stock and the stock options and other awards that are based on Yadkin common stock, including awards under plans that had been assumed by Yadkin in connection with prior mergers. F.N.B. and Yadkin agreed that when the parties merge, Yadkin would cancel all of its outstanding shares of common stock, and F.N.B. would issue shares of its common stock to the Yadkin shareholders as consideration. F.N.B. and Yadkin also agreed that the outstanding awards under the Patriot State Bank 2007 Incentive Stock Option Plan would convert into awards relating to F.N.B. common stock and F.N.B. would assume the obligations of Yadkin under that plan.

As a result, when Yadkin merged into F.N.B. on March 11, 2017, the following changes to the outstanding shares of Yadkin common stock and stock plan awards occurred:

(1) Cancellation of Shares of Common Stock; Exchange Ratio

Each outstanding share of Yadkin common stock was cancelled. The outstanding shares of Yadkin common stock (excepting certain shares held by F.N.B., Yadkin and their subsidiaries) were converted into the right to receive 2.16 shares of F.N.B. common stock for each cancelled share of Yadkin common stock, plus cash in lieu of any fractional shares of F.N.B. common stock that otherwise would be issued to the Yadkin shareholders. The exchange ratio of 2.16 shares of F.N.B. common stock for one share of Yadkin common stock represents the merger consideration payable by F.N.B. to the Yadkin shareholders. Shares of Yadkin common stock held by F.N.B., Yadkin and their subsidiaries (other than in a fiduciary capacity or as a result of previously contracted debt) were cancelled without exchanging any merger consideration.

(2) Treatment of Options

The outstanding options issued under the Patriot State Bank 2007 Incentive Stock Option Plan no longer can be exercised for shares of Yadkin common stock. Each option was converted into an option to acquire shares of F.N.B. common stock under the same terms and conditions that were in effect immediately before the merger, except for the following adjustments made to reflect the exchange ratio:

•	The number of shares of F.N.B. common stock purchasable under the option will be equal to the number of shares of Yadkin common stock for which the option was previously exercisable multiplied by 2.16 (and rounded down to the nearest whole number of shares of F.N.B. common stock).

•	The exercise price will be equal to the exercise price per share in effect immediately before the merger divided by 2.16 (and rounded up to the nearest whole cent).

Administration of the Plan

Since the merger, the plan is being administered by the Compensation Committee of F.N.B.’s Board of Directors. Subject to the terms of the plan, the Compensation Committee has the authority to interpret the terms of the plan and make all decisions related to the operation of the plan. The members of the Compensation Committee are recommended by the Nominating and Corporate Governance Committee of the Board of Directors in consultation with the Chairman of the Board of Directors, and approved by the full Board of Directors. The Compensation Committee is comprised of at least three members of F.N.B.’s Board of Directors

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who are not currently employees of F.N.B. The members of the Compensation Committee serve for such terms as the Board of Directors may determine and until their successors are duly qualified and appointed. The Compensation Committee is constituted to satisfy the disinterested administration standard set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934. However, the Compensation Committee may have one member who does not qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, so long as such person does not vote on compensation-related matters.

Governing Law

To the extent not governed by federal law, the plan and the terms of all awards will be governed by and construed in accordance with the laws of the State of North Carolina.

Non-Qualified and Unfunded Status of the Plan

The plan is unfunded and does not give the participants any rights that are superior to those of F.N.B.’s general creditors. The plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

Available Shares for the Plan

F.N.B. has reserved a total of 388 shares of its common stock for issuance pursuant to outstanding awards under the plan. F.N.B. may settle any awards using newly issued shares of F.N.B. common stock, shares of F.N.B. common stock that are held in treasury or shares of F.N.B. common stock purchased on the open market.

Types of Awards Outstanding

The only awards outstanding under the plan are incentive stock options (“ISOs”). Each award is evidenced by an award agreement that specifies the number of shares subject to the award, the date of grant of the award, the vesting period and conditions to vesting, and the other terms and conditions of the award.

Stock Options

Generally. A stock option allows its holder to purchase a certain amount of common stock at a fixed price, commonly referred to as the “exercise price,” during a prescribed period of time. The plan permitted the grant of ISOs. See “U.S. Federal Income Tax Consequences” for more information about the tax treatment of ISOs.

Option Term. The term of a stock option is the period of time from the grant date to the date the option is scheduled to expire. The specific term of a stock option is set forth in the award agreement for the option. Under the plan, options could be granted with term lengths of up to 10 years from the grant date. However, the maximum term length is limited to five years for an ISO grant to a participant who owned more than 10% of the total combined voting power of all classes of stock at the time of grant.

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Awards were granted with a vesting rate specified in a participant’s award agreement, subject to any accelerated vested provided for in the award agreement. Each stock option must be exercised during a specified period following the date on which the award is granted (as provided in each participant’s award agreement); otherwise the stock option will be forfeited. All outstanding stock options under the plan were vested and exercisable prior to the merger.

Exercise Procedure. To exercise a stock option, the participant must follow the procedures established by the Compensation Committee of F.N.B.

Payment Methods. Shares purchased upon exercise of a stock option must be paid for either in cash or by other means permitted under the plan or the participant’s award agreement.

Effect of Termination of Service

For those participants who became employees of F.N.B. at the time of the merger, termination of the participant’s employment with F.N.B. will have the following effect on the participant’s award:

Reason for Termination	Effect on Stock Option Award

Retirement or termination following a change in control	If a participant’s employment is terminated due to retirement or following a change in control, each as defined in the plan, all stock options held by the participant may be exercised for three months following termination of employment. However, if the remaining term of the stock option is shorter than three months at the time of termination of employment, the stock option only will remain exercisable for that shorter period.

Death	All stock options are exercisable for one year following termination of employment due to death (or death during a post-termination period when the options are exercisable), provided that in order to receive ISO tax treatment for stock options exercised by the heirs or devisees of the participant, the participant’s death must have occurred while the participant was employed or within three months of termination. However, if the remaining term of the stock option is shorter than a year at the time of death, the stock option only will remain exercisable for that shorter period.

Disability	All stock options are exercisable for up to one year following termination of employment due to disability, provided that no stock option will be eligible for treatment as an ISO in the event the stock option is exercised more than one year following termination due to disability. However, if the remaining term of the stock option is shorter than a year at the time of termination of service, the stock option only will remain exercisable for that shorter period.

Other	In the event of a termination of employment for any reason other than retirement, termination following a change in control, death or disability, all stock options outstanding at the time of termination of employment will immediately terminate.

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For those participants who did not become employees of F.N.B. at the time of the merger, the above table also applied in the case of their termination of employment with Yadkin Financial Corporation.

Nontransferability of Awards

A participant generally may not transfer his or her stock options in any manner.

Effect of Changes in Capital Structure of F.N.B.

If F.N.B. undergoes a change in par value, combination, split-up, reclassification, distribution of dividend payable in stock or the like, the Compensation Committee of F.N.B. is authorized to make an equitable adjustment to the number and kind of securities that may be delivered in respect of outstanding stock options, and may also make adjustments in the terms and conditions of the stock options.

No Employment or Other Rights Conferred by an Award

No award shall give the participant any of the rights of a shareholder of F.N.B. unless and until the shares of common stock subject to the award are, in fact, issued to such person in connection with such award. Nothing in a plan or any award granted pursuant to a plan will confer on a participant any right to be or to continue in the employ of F.N.B. or any of its subsidiaries or shall interfere in any way with the right of F.N.B. or any of its subsidiaries to terminate the employment of a participant at any time.

Tax Withholding Obligations

F.N.B. has tax withholding obligations that may arise relative to the awards granted under the plan. F.N.B. will deduct, withhold or require a participant to pay to F.N.B. an amount sufficient to satisfy the federal, state and local taxes (including the participant’s FICA obligation) required by law to be withheld upon the occurrence of a taxable event with respect to an award granted under the plan (e.g., exercise of an option). If permitted by the Compensation Committee of F.N.B. and the participant’s award agreement, F.N.B. may satisfy its tax withholding obligations by withholding from the exercise or settlement of the participant’s award, a number of shares of stock having a fair market value equal to the minimum statutory amount required to be withheld. Each participant should refer to his or her own individual award agreement for additional information about the tax withholding procedures that apply to his or her award.

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U.S. Federal Income Tax Consequences

The following discussion is only a summary of the United States federal income tax consequences of outstanding awards under the plan. Because it is a summary, it may not contain all the information that may be important to each plan participant or that are based upon a participant’s individual circumstances. For example, this summary does not address all alternative minimum tax concerns. Statements made herein are based upon current provisions of the Internal Revenue Code, and the rules and regulations thereunder, to which participants should refer. No assurance can be given that legislative, regulatory or judicial changes will not occur (possibly with retroactive effect), which would modify the information below. This discussion relates only to United States federal income tax consequences as applied to awardees who are residents or citizens of the United States and does not address tax consequences under foreign, state, or local laws or estate tax consequences.

The following discussion was written on the understanding that it would be used to explain to each plan participant the general United States federal income tax consequences of the awards under the plan. The discussion was not written and is not intended to be used by any person, and cannot be used by any person, for purposes of avoiding penalties under the Internal Revenue Code. Each plan participant should consult an independent tax advisor as to the tax consequences of the various awards under the plan based on the participant’s particular circumstances.

Incentive Stock Options

A participant does not recognize income at the time of grant of an ISO, and Yadkin would not have been entitled to a deduction at that time. If the ISO is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee or during the option term in the case of a deceased employee), the participant will not recognize any income and F.N.B. will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the exercise price may be includible in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of the shares acquired by exercise of an ISO within either two years of the date of grant or one year of the date of exercise, i.e. makes a “disqualifying disposition”, the participant will recognize ordinary income, and F.N.B. will be entitled to a deduction, equal to the excess of the fair market value of these shares on the date of exercise over the exercise price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If the shares are disposed of after the two-year and one-year periods described above, F.N.B. will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Payment with Shares

When shares subject to an award are used to satisfy any minimum required tax withholding, the participant will generally recognize gain or loss with respect to those shares. In this situation, the participant will recognize a short-term capital gain or loss, as the case may be, equal to the difference between the amount of the minimum required tax withholding satisfied by the shares over the participant’s tax basis, if any, in those shares.

If the participant uses shares he or she owns to pay, in whole or part, the exercise price of an option, no gain or loss will be recognized with respect to these shares. In this situation, however, the tax basis of the shares received upon exercise will be the tax basis of the shares

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delivered as payment, share for share, to the extent the number of shares received equals the number of shares delivered as payment. In addition, the holding period of the shares received will include the holding period of the shares delivered as payment. The tax basis of the balance of shares received in excess of the number of shares delivered by the participant will be equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount the participant is required to recognize as income as a result of the exercise. The holding period for any excess shares will commence on the day following exercise. It should be noted, however, that if payment of the exercise price of an ISO is made with shares acquired by an earlier exercise of an ISO, and those shares have not been held for the required holding periods discussed above under “U.S. Federal Income Tax Consequences – Incentive Stock Options,” payment in shares will result in a disqualifying disposition, such that the participant will recognize ordinary income.

For More Information

Each participant should consult with his or her own tax advisor for information about how the participant’s awards will be taxed.

Expiration or Termination of the Plan; Term Length

The plan is terminated. F.N.B. does not intend to grant any new awards under the plan.

The expiration or termination of the plan does not affect the validity of any award that is outstanding or the expiration or termination date of any award.

Description of F.N.B. Capital Stock

The following summary of F.N.B. capital stock, including the common stock to be issued upon exercise of the options, is not complete and is qualified by reference to the F.N.B. articles of incorporation and the F.N.B. bylaws. We encourage you to read the applicable provisions of Pennsylvania law, the F.N.B. articles of incorporation and the F.N.B. bylaws and U.S. federal law governing bank holding companies carefully and in their entirety.

Common Stock

F.N.B. is authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share. As of January 31, 2017, there were 211,102,122 shares of F.N.B. common stock outstanding. Pursuant to the Capital Purchase Program of the U.S. Department of the Treasury (the “U.S. Treasury”), F.N.B. issued to the U.S. Treasury a warrant expiring on January 9, 2019, which is exercisable for up to 651,042 shares of F.N.B. common stock at an exercise price of $11.52 per share. A second warrant to purchase F.N.B. common stock, which F.N.B. issued to the U.S. Treasury in connection with F.N.B.’s acquisition of Annapolis Bancorp, Inc., also remains outstanding. Upon completion of this acquisition in April 2013, the warrant of Annapolis Bancorp that had been issued to the U.S. Treasury in connection with the Capital Purchase Program was converted into a warrant to purchase up to 342,564 shares of F.N.B. common stock at an exercise price of $3.57 per share. This warrant expires in 2019. Subsequent adjustments related to actual dividends paid by F.N.B. have increased the amount of shares subject to this warrant to 389,724, with a resulting lower exercise price of $3.14 per share as of December 31, 2016. Both warrants described above are immediately exercisable by the warrant holders that purchased the warrants from the U.S. Treasury in an auction process.

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Voting and Other Rights. The holders of F.N.B. common stock are entitled to one vote per share, and in general a majority of the votes cast with respect to a matter is sufficient to authorize action upon such matter. In an uncontested director election, each director is elected by a majority of the votes cast. If an incumbent director fails to obtain enough votes to be re-elected and a successor director is not elected at the same meeting, the director who failed to be re-elected will promptly tender his or her resignation to the Board of Directors. The Board of Directors will accept or reject the resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board. In a contested election, directors are elected by a plurality of the votes cast. Shareholders do not have the right to cumulate their votes in elections of directors.

In the event of a liquidation, holders of F.N.B. common stock are entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any of shares of F.N.B. preferred stock then outstanding. For a description of the F.N.B. preferred stock currently outstanding, see “—Preferred Stock” below.

F.N.B. common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Distributions. The holders of F.N.B. common stock are entitled to receive such dividends or distributions as the F.N.B. Board of Directors may declare out of funds legally available for such payments, subject to any prior rights of any of F.N.B.’s then outstanding preferred stock. F.N.B.’s payment of distributions is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it had been dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock. F.N.B. may pay stock dividends, if any are declared, from authorized but unissued shares.

As a holding company, F.N.B. relies primarily on dividends from its subsidiaries as a source of funds to meet its corporate obligations. F.N.B.’s ability to pay dividends to shareholders is largely dependent on dividends from its subsidiaries, principally its banking subsidiary, First National Bank of Pennsylvania. The right of F.N.B. to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of creditors of those subsidiaries. Under U.S. federal law, the amount of dividends that a national bank such as First National Bank of Pennsylvania may pay in a calendar year is dependent on the amount of net income for the current year combined with its retained net income for the two preceding years. Also, bank regulators have the authority to prohibit First National Bank of Pennsylvania from paying dividends if the bank regulators determine that it is in an unsafe or unsound condition or that the payment would be an unsafe and unsound banking practice.

Transfer Agent. The transfer agent and registrar for F.N.B.’s common stock is Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; telephone number (844) 877-8750.

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Preferred Stock

F.N.B.’s Board of Directors is authorized to provide for the issuance by F.N.B. of up to 20,000,000 shares of preferred stock, par value $0.01 per share, without shareholder approval unless otherwise required. F.N.B.’s Board of Directors is authorized to determine the rights, qualifications, limitations and restrictions of each series of F.N.B. preferred stock at the time of issuance, including, without limitation, rights as to dividends, voting, liquidation preferences and convertibility into shares of F.N.B. common stock. If so determined by F.N.B.’s Board of Directors, shares of F.N.B. preferred stock may have dividend, redemption, voting and liquidation rights that take priority over its common stock, and may be convertible into F.N.B. common stock.

Series E Preferred Stock. On October 31, 2013, pursuant to action by its Board of Directors, F.N.B. amended its articles of incorporation to fix the designations, preferences, limitations and relative rights of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E (the “Series E Preferred Stock”). As of January 31, 2017, there were 110,877 shares of Series E Preferred Stock issued and outstanding.

The terms of the Series E Preferred Stock provide that holders of the Series E Preferred Stock are entitled to receive, if, when and as declared by the F.N.B. Board of Directors, non-cumulative cash dividends at a rate per annum equal to 7.25% payable quarterly in arrears. No dividends may be paid on F.N.B.’s common stock or other junior stock unless all the full dividends for the latest dividend period have been declared and paid on all outstanding shares of the Series E Preferred Stock. F.N.B. may, at its option, redeem the Series E Preferred Stock on or after February 15, 2024, in whole or in part, at a redemption price equal to the liquidation amount per share ($1,000) plus the per share amount of any declared and unpaid dividends. The Series E Preferred Stock is also redeemable at F.N.B.’s option upon the occurrence of certain events affecting the treatment of the Series E Preferred Stock for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board or other appropriate federal banking agency. In the event of a liquidation, dissolution or winding-up of F.N.B., the holders of the Series E Preferred Stock will be entitled to receive an amount per share equal to the liquidation amount per share ($1,000), plus any declared and unpaid dividends prior to the payment of the liquidating distribution, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of any shares of capital stock ranking senior to the Series E Preferred Stock, but before any distribution of assets is made to holders of F.N.B. common stock or any other class or series of F.N.B. capital stock ranking junior to the Series E Preferred Stock with respect to distributions on liquidation, dissolution or winding-up.

Holders of the Series E Preferred Stock have no voting rights except in limited circumstances, including: the right to elect two directors, whose seats will be automatically added to the then-current Board of Directors of F.N.B. in certain circumstances where dividends have not been paid for six or more quarterly dividend periods; the right to vote on the authorization, creation or issuance of shares of a class or series of stock that is senior to the Series E Preferred Stock with respect to payment of dividends or as to distributions upon the liquidation, dissolution or winding-up of F.N.B.; the right to vote on amendments to the F.N.B. articles of incorporation which adversely affect the rights, preferences, privileges or special powers of the Series E Preferred Stock; and the right to vote on a binding share exchange or re-classification involving the Series E Preferred Stock or a merger or consolidation of F.N.B. unless the Series E Preferred Stock remains outstanding or is exchanged for preference securities that are not materially less favorable than the terms of the Series E Preferred Stock.

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Experts

The consolidated financial statements of F.N.B. and its subsidiaries appearing in F.N.B.’s Annual Report (Form 10-K) for the year ended December 31, 2016 and the effectiveness of F.N.B.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Legal Matters

The validity of the securities offered hereby was passed on for F.N.B. by Reed Smith LLP, 225 Fifth Avenue, Pittsburgh, Pennsylvania 15222.

Information Incorporated by Reference in this Prospectus

F.N.B. has filed with the SEC a registration statement on Form S-3 which covers the shares of F.N.B. common stock that may be issued pursuant to outstanding stock options under the Patriot State Bank 2007 Incentive Stock Option Plan. The following documents are hereby incorporated by reference into this prospectus, except for any portions of these documents that are deemed furnished but not filed for purposes of the Securities of Exchange Act of 1934:

•	F.N.B.’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	F.N.B.’s Current Reports on Form 8-K or Form 8-K/A filed on March 6, 2017, March 8, 2017, March 13, 2017 (two filings), and March 15, 2017; and

•	the description of F.N.B. common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by F.N.B. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the registration statement relating to this offering and prior to effectiveness of the registration statement, and (2) after the effective date of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by the registration statement have been sold or which deregisters all securities then remaining unsold, in either case, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by F.N.B. under Items 2.02 or 7.01 of any Current Report on Form 8-K), are not deemed filed with the SEC or are not regarded to be incorporated herein by reference).

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Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference in the registration statement relating to this offering, shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the foregoing documents are available without charge upon written or oral request. Also, additional copies of this prospectus delivered to the participants under the plan are also available without charge upon written or oral request.

Where You Can Find Additional Information

Participants may obtain certain additional information about F.N.B. and the Patriot State Bank 2007 Incentive Stock Option Plan by visiting “Reports and Filings” under “About Us – Investor Relations & Shareholder Services” on F.N.B.’s website at www.fnbcorporation.com. Not all materials concerning the plan are available on F.N.B.’s website. Participants may request additional information about the plan from:

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

(800) 555-5455

Attn: Corporate Secretary

Additionally, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access copies of our SEC filings on the SEC website at http://www.sec.gov and on the shareholder and investor relations page of our corporate website at www.fnbcorporation.com. Except for the SEC filings incorporated by reference in this prospectus, none of the other information on those websites is part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except for the registration fee.

Registration fee	$—
Legal fees and expenses	6,000
Accounting fees and expenses	5,000
Printing and miscellaneous expenses	2,000

Total	$13,000

Item 15.	Indemnification of Directors and Officers.

The Pennsylvania Business Corporation Law permits corporations to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

With respect to proceedings by or in the right of the corporation, the Pennsylvania Business Corporation Law permits a corporation to indemnify the same persons listed above, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, indemnification is not available for any claim, issue or matter as to which the person is adjudged to be liable, unless a court of common pleas where the registered office of the corporation is located or the court in which the action was brought determines that he or she is fairly and reasonably entitled to indemnity.

The Registrant’s articles of incorporation and bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another organization at the Registrant’s request, or because of their positions with the Registrant. The Registrant’s bylaws also state that the Registrant shall pay the expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by the director or officer to repay those amounts if it is ultimately determined that he or she was not entitled to be indemnified. The Registrant’s articles of incorporation further provide that the Registrant may purchase and maintain insurance to protect itself and any such director or officer against any liability, cost or expense asserted against or incurred by him or her with respect to such service, whether or not the Registrant would have the power to indemnify him or her against such liability by law or under the provisions of this paragraph.

The Registrant maintains insurance policies insuring directors and officers against certain liabilities they may incur in their capacity as such.

Item 16.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which is incorporated herein by reference:

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, F.N.B. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 17, 2017.

F.N.B. CORPORATION

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	March 17, 2017

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	March 17, 2017

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	March 17, 2017

* William B. Campbell	Director	March 17, 2017

* James D. Chiafullo	Director	March 17, 2017

Scott M. Custer	Director

* Laura E. Ellsworth	Director	March 17, 2017

* Stephen J. Gurgovits	Chairman of the Board and a Director	March 17, 2017

* Robert A. Hormell	Director	March 17, 2017

Signature	Title	Date
* David J. Malone	Director	March 17, 2017

* D. Stephen Martz	Director	March 17, 2017

* Robert J. McCarthy, Jr.	Director	March 17, 2017

* Frank C. Mencini	Director	March 17, 2017

* David L. Motley	Director	March 17, 2017

* Heidi A. Nicholas	Director	March 17, 2017

* John S. Stanik	Director	March 17, 2017

* William J. Strimbu	Director	March 17, 2017

*	Vincent J. Delie, Jr., by signing his name hereto, does hereby sign this document on behalf of each of the above-noted directors of the Registrant pursuant to powers of attorney duly executed by such persons.

By:	/s/ Vincent J. Delie, Jr.
Vincent J. Delie, Jr.
Attorney-in-fact

Date: March 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 20, 2016, between F.N.B. Corporation and Yadkin Financial Corporation (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on July 21, 2016)

3.1	Articles of Incorporation of F.N.B. Corporation, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on August 30, 2016)

3.2	By-laws of F.N.B. Corporation, as currently in effect (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on August 30, 2016)

5.1	Opinion of Reed Smith LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1)

24.1	Powers of attorney (previously filed as an exhibit to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-213776))

99.1	Premier Commercial Bank Director Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-8 filed by Yadkin Financial Corporation on March 1, 2016 (File No. 333-209858)).

99.2	Premier Commercial Bank Employee Stock Option Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-8 filed by Yadkin Financial Corporation on March 1, 2016 (File No. 333-209858)).

99.3	American Community Bancshares, Inc. 2001 Incentive Stock Option Plan (incorporated by reference to Exhibit 10(E) to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by American Community Bancshares, Inc. on March 20, 2001 (File No. 000-30517)).

99.4	VSB 2006 Omnibus Stock Ownership and Long Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by Crescent Financial Corporation (predecessor to VantageSouth Bancshares, Inc. (f/k/a Crescent Financial Bancshares, Inc.)) on August 11, 2006 (File No. 333-136522)).

99.5	Yadkin Valley Financial Corporation 1999 Stock Option Plan (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 filed by Yadkin Valley Financial Corporation on August 29, 2006 (File No. 333-136968))

99.6	Patriot State Bank 2007 Incentive Stock Option Plan (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 filed by NewBridge Bancorp on April 24, 2014 (File No. 333-195472)).